February 19, 2015

CONFIDENTIAL

Mr. Edgar Ward

Chief Executive Officer

NutraFuels, Inc.

6601 Lyons Rd. L-6.

Coconut Creek, FL  33073

Re:

Private Placement of Equity and/or Debt Securities

Dear Mr. Ward,

1. Agreement. This letter (the “Agreement”) constitutes the agreement between NutraFuels, Inc., its parent and subsidiary companies, successors and assigns (the “Company”) and GenCap Securities, LLC (“GenCap”) that GenCap shall serve as the exclusive placement agent (the “Services”) for the Company, on a best efforts basis, in connection with the proposed offer and placement (the “Offering”) by the Company of up to $10,000,000  in common equity, senior secured debt, junior debt, convertible debt, and/or other  instruments of the Company (the “Securities”) and as exclusive financial advisor to the company as further outlined below.  The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors and nothing herein implies that GenCap would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering.  The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by GenCap to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of GenCap with respect to securing any other financing on behalf of the Company; provided, however, that affiliates of GenCap, individually or collectively, may elect, at their discretion, to participate in the Offering or any other offering, or any corporate transaction, undertaken during the Term of this Agreement.

2. Retention. The Company hereby retains GenCap to serve as a consultant to and advise the Company with respect to various financial matters incidental to the Offering, including the Services. During the term of this Agreement, GenCap shall provide advice to, and consult with, the Company concerning business and financial planning, corporate organization and structure, and the Company’s offer or sale of securities in any previous or subsequent private and public equity or debt financing, and such other, similar matters (collectively, the “Financial Services”). The Financial Services shall be provided to the Company in such form, manner and place as the parties mutually agree. GenCap shall not be restricted from rendering services of the same or similar nature, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the

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Company. GenCap shall use its best efforts to provide the Financial Services from time to time as requested by the Company during the Term, without limitation:

i.

assisting the Company in evaluating its debt load and, if required, assisting the Company in formulating a restructuring proposal and/or advising the Company with respect to the terms of the new securities to be issued in connection with the restructuring and the new capital structure of the Company in order to reduce interest payments or cash interest expenses and/or the reduction of the principal amount of outstanding debt;

ii.

advise the Company on optimal capital structures going forward following any restructuring;

iii.

advise the Company on optimal financing structures for potential acquisitions;

iv.

advise the Company on any the proposed terms of new securities so as to assure that any new capital structure created post restructuring is consistent with the objectives of any near-term restructuring;

v.

providing introductions to and strategic advice with respect to potential investors or other sources of capital to finance the Company’s business objectives;

vi.

providing other general corporate finance or strategic financial advisory services as required by the Company;

vii.

provide advisory services in connection with capital raising, recapitalization, or restructuring by the Company, including, raising capital by means of senior secured debt, unsecured or subordinated debt, preferred stock or common equity;

vii.

additional services incidental to the above, as requested by the Company.

3. Fees and Expenses.  In connection with the Services described above, the Company shall pay to GenCap the following compensation:

Placement Agent’s Fee.  The Company shall pay to GenCap: (i) a retainer fee (“Retainer”) in the amount of $15,000 per month for a period of months months which shall accrue and be payable upon the closing of the first financing facilitated by GenCap,; and (ii) a cash placement fee (the “Placement Agent’s Closing Fee”) equal to:

(a) for senior and junior debt that is not convertible, 5.5% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering by GenCap; and

(b) for common equity, preferred equity and convertible debt, 12% of the aggregate purchase price paid by each purchaser of Securities that are placed in the Offering by

GenCap plus Closing warrants (the “Placement Agent Warrants”) to purchase that number of shares of Common Stock equal to 12% of the aggregate number of shares sold in the Offering, or of the total “would be” issued securities in an equity linked offering on an “as-is” converted basis at the conversion price.  The Placement Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period from the Closing, at a price per share equal to 100.0% of the offering price per share of common stock in the Offering.

c. Payment to Placement Agent. The Placement Agent’s Closing Fee shall be paid at the closing of the Offering (the “Closing”) from the gross proceeds of the Securities sold.

d. Expenses. The Company agrees to pre-pay or reimburse GenCap (at its discretion) for its expenses within 10 days of submission with detail receipts, not to exceed $500 without prior approval by the Company.

4. Term and Termination of Engagement.  The term (the “Term”) of GenCap’ engagement will begin on the date hereof and end on the earlier of the consummation of the Offering or 15 days after the receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company for a period of 90 days after the date hereof.  Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement.

5. Fee Tail.  GenCap shall be entitled to a Placement Agent’s Fee and GenCap Warrants, calculated in the manner provided in Paragraph A, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom GenCap had executed a non-disclosure agreement regarding the Company, or had introduced, directly or indirectly, to the Company during the Term, if such Tail Financing is consummated at any time within the 18-month period following the expiration or termination of this Agreement (the “Tail Period”).

6. Use of Information.The Company will furnish GenCap such written information as GenCap reasonably requests in connection with the performance of its services hereunder.  The Company understands, acknowledges and agrees that, in performing its services hereunder, GenCap will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that GenCap does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by GenCap in connection with the provision of its services.

7. Escrow.  The Company agrees that an escrow agent may be appointed to facilitate closing of the Placement, including management of execution documents and / or disbursement of funds.  In the event an escrow agent is not appointed by a lender or investor in the Placement, an escrow agent may be appointed upon mutual agreement of the Company and Gencap.  As a condition precedent to closing, a disbursement schedule stating amounts and recipients of proceeds of the Placement shall be prepared and be subject to written approval by GenCap andnd the Company Expenses of the escrow agent shall be for the account of the Company and deducted from proceeds of the Placement at closing.

8. Other Advisors.  No fee payable by the Company to any other financial advisor or lender shall reduce or otherwise affect any fee payable by the Company to GenCap.

9. Publicity.  In the event of the consummation or public announcement of any Offering, GenCap shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

10. Securities Matters.  The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws.  GenCap agrees to cooperate with counsel to the Company in that regard.

11. Indemnity.  In connection with the Company’s engagement of GenCap as placement agent, the Company hereby agrees to indemnify and hold harmless GenCap and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of GenCap, or (B) otherwise relate to or arise out of GenCap’ activities on the Company’s behalf under GenCap’ engagement, and the Company shall reimburse any Indemnified person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.  The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of GenCap.

The Company further agrees that it will not, without the prior written consent of GenCap, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses.  If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel.  In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel.  Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefore at his, her or its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not GenCap is the Indemnified Person), the Company and GenCap shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and GenCap on the other, in connection with GenCap’ engagement referred to above, subject to the limitation that in no event shall the amount of GenCap’ contribution to such Claim exceed the amount of fees actually received by GenCap from the Company pursuant to GenCap’ engagement.  The Company hereby agrees that the relative benefits to the Company, on the one hand, and GenCap on the other, with respect to GenCap’ engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) for which GenCap is engaged to render services bears to (b) the fee paid or proposed to be paid to GenCap in connection with such engagement.

The Company’s indemnity, reimbursement and contribution obligations under his Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

12. Limitation of Engagement to the Company.  The Company acknowledges that GenCap has been retained only by the Company, that GenCap is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of GenCap is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against GenCap or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents.  Unless otherwise expressly agreed in writing by GenCap, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of GenCap, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by GenCap to the Company in connection with GenCap’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose.  GenCap shall not have the authority to make any commitment binding on the company.  The Company, in its sole discretion, shall have the right to reject any investor introduced to it by GenCap.  The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents between the Company and the investors in the Offering, and that GenCap will be entitled to rely on the representation, warranties, agreements and covenants of the Company contained in such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to GenCap by the Company.

13. Limitation of GenCap’ Liability to the Company.  GenCap and the Company further agree that neither GenCap nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder.

14. Notices.  All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or email, if sent to GenCap, to the address set forth on the first page hereof, or email address info@genesiscapgroup.com, Attention: Dino Dionne.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt , and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

15. THIS AGREEMENT IS SUBJECT TO A PRE-DISPUTE ARBITRATION CLAUSE.

In connection with the following agreement to arbitrate, Client understands that:

i. Arbitration is final and binding on the parties; a party’s ability to have a court reverse or modify an arbitration award is very limited.

ii. Pre-arbitration discovery is generally more limited than and different from court proceedings.

iii. The arbitrators' award is not required to include factual findings or legal reasoning, and any party's right to appeal or seek modification of rulings by the arbitrator is strictly limited.

iv. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

v. The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

With respect to controversies or disputes which may arise between Client, Genesis or the IAR under this Agreement concerning matters involving alleged violations of the Advisers Act, it is understood that the Securities and Exchange Commission believes that an agreement to submit disputes to arbitration does not constitute a waiver of any rights provided under the Investment Advisers Act of 1940 (“Advisers Act”), including the right to choose a forum, whether by arbitration or adjudication, in which to seek the resolution of disputes.

Notwithstanding the previous paragraph, Client agrees that all controversies or disputes which may arise between or among Client and Genesis or IAR concerning the Account(s), any transaction or the construction, performance or breach of this or any other agreement between Client and Genesis, whether entered into prior, or subsequent to the date hereof, including any controversy concerning whether an issue is arbitrable, shall be determined by arbitration conducted under the auspices and according to the rules then in effect of Judicial Arbitration and Mediation Services, Inc. with address 1920 Main Street, Suite 300, Irvine, CA 92614 (JAMS), except in the event that the arbitration is commenced by or against an FINRA member firm, in which case such arbitration shall be conducted before the FINRA, in accordance with FINRA rules. Any arbitration under this Agreement will be decided before JAMs in accordance with its rules. Judgment on arbitration awards may be entered only in the State of New York. No person will bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, who is a member of the putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until (a) the class certification is denied; (b) the class is decertified; or (c) Client is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate will not constitute a waiver of any right under this Agreement except to the extent stated in this Agreement.

16. Miscellaneous.  The Company represents that it is free to enter into this Agreement and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder GenCap’ efforts hereunder.  This Agreement shall not be modified or amended except in writing signed by GenCap and the Company.  This agreement shall be binding upon and inure to the benefit of GenCap and the Company and their respective assigns, successors, and legal representatives.  This Agreement constitutes the entire agreement of GenCap and the Company, and supersedes any prior agreements, with respect to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect.  This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by GenCap and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Yours truly,

Gencap Securities, LLC

______________________________________
By: Dino Dionne, President &  Chief Executive Officer

Accepted and agreed to as of the date first written above:

Nutrafuels, Inc.

______________________________________
By:  Edgar Ward, Chief Executive Officer